Exhibit 99.1


Ibis Technology Announces Final Customer Acceptance of Oxygen
Implanter; SUMCO grants final acceptance for their first Ibis i2000 implanter, while their second i2000 prepares for factory acceptance testing at Ibis

    DANVERS, Mass.--(BUSINESS WIRE)--March 13, 2006--Ibis Technology Corporation (Nasdaq NM: IBIS), a leading provider of SIMOX-SOI implantation equipment to the worldwide semiconductor industry, today announced final customer acceptance of the Ibis i2000 oxygen implanter that was ordered by Sumitomo Mitsubishi Silicon Corporation (SUMCO), the world's second largest silicon wafer manufacturer. The implanter was ordered in January 2005 and shipped to that customer in Japan in June 2005.
    Martin J. Reid, president and chief executive officer of Ibis Technology Corporation, said, "We are pleased that the SUMCO implanter has completed the final acceptance process, and we expect that SUMCO will begin using this tool for producing 300-millimeter SIMOX-SOI wafers immediately. This will provide an additional, highly qualified source of supply for SIMOX-SOI wafers to help satisfy the increasing demand."
    Reid explained that final acceptance for this particular tool was delayed because Ibis agreed to hold the machine to a higher standard of performance for final acceptance in Japan than for factory acceptance in Massachusetts. "This gained significant ground on final product quality goals we had planned to reach later this year, but it took some time to accomplish. In addition, we experienced a disruption of the operation of the machine at SUMCO just as we were about to begin the final qualification runs. The delay was caused by a mechanical fault in a pressure sensor that caused a shutdown of the machine. The problem has been diagnosed and documented, repairs have been made and the tool now has successfully completed the final acceptance tests at the higher standard of performance."
    SUMCO ordered a second Ibis i2000 implanter, as announced in October 2005. This second implanter now is being prepared for factory acceptance testing at Ibis. The two implanter orders from SUMCO followed on the heels of an implanter order from another leading silicon wafer supplier that was received in 2004. According to Reid, Ibis believes that these orders substantiate the Company's position that it is the world's silicon wafer manufacturers who are best positioned to meet the increasing demand for production volumes of SOI wafers for the global semiconductor industry. "Economics will drive the success or failure of SIMOX-SOI," said Reid, "and from our perspective, the economics should favor a supplier that controls the entire SOI substrate fabrication process, including manufacturing the starting silicon wafer that represents a significant part of the total cost of each SOI wafer."
    Reid added, "It remains our goal to be the dominant supplier of oxygen implantation equipment to the world's wafer manufacturers so they can, in turn, be the most efficient and cost-effective suppliers of SOI wafers to the semiconductor industry."
    SUMCO has requested that Ibis expedite delivery of the second implanter, which is expected to complete the factory acceptance process in the second quarter of this year, with final customer acceptance expected in the third or fourth quarter of this year.
    As a result of SUMCO's final acceptance of their first i2000, Ibis plans to recognize revenue of approximately $6 million for this implanter in the current fiscal quarter, ending March 31. Revenue of approximately $7 million for the second SUMCO implanter will be recognized after final customer acceptance, which is expected in the third or fourth quarter of this year.

    About SIMOX-SOI

    Silicon-on-Insulator (SOI) refers to a substrate technology where an insulating layer is formed within a silicon wafer, isolating the thin top layer of silicon where the active transistors will be manufactured from the rest of the silicon substrate. The thin buried oxide layer acts as a barrier that can reduce electrical leakage from the transistors, resulting in semiconductor devices that are faster and more power efficient. These benefits make SOI a valuable technology for chipmakers producing IC's for high performance applications such as servers and workstations, portable and desktop computers, wireless communication devices, video game consoles and automotive electronics.
    Separation-by-IMplantation-of-OXygen (SIMOX) refers to a technique used to manufacture SOI wafers where an oxygen implanter and an annealing process are used to create a very thin insulating layer within the wafer, just below a thin layer of silicon on the top of the wafer. Ibis believes that, compared to competing technologies, the SIMOX process offers high quality SOI wafers at competitive costs in production quantities.

    About Ibis Technology

    Ibis Technology Corporation is a leading provider of oxygen implanters for the production of SIMOX-SOI (Separation-by-Implantation-of-Oxygen Silicon-On-Insulator) wafers for the worldwide semiconductor industry. Headquartered in Danvers, Massachusetts, the company maintains an additional office in Aptos, California. Ibis Technology is traded on the Nasdaq National Market under the symbol IBIS. Information about Ibis Technology Corporation and SIMOX-SOI implanters is available on Ibis' web site at www.ibis.com.

    "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

    This release contains express or implied forward-looking statements regarding, among other things, (i) the expected factory and on-site acceptance of the second i2000 implanter ordered by SUMCO in October 2005, (ii) attaining implanter improvements to the degree and in the timeframe necessary to meet customer expectations, (iii) the timing and likelihood of revenue recognition on the SUMCO implanters,
(iv) the timing and likelihood of revenue recognition and payment for SUMCO's second order, (v) the timing of SUMCO's ramping to production quantities on the first i2000 implanter (vi) customer interest in and demand for, and market acceptance of, the Company's SIMOX-SOI technology, (vii) the ability of the wafer manufacturer's to produce sufficiently low cost SIMOX SOI wafers, utilizing both our SIMOX equipment and technology as well as other equipment manufacturer's tools, (viii) the Company's belief that wafer manufacturers will become the primary suppliers of SIMOX-SOI wafers to the chipmaking industry, (ix) the Company's ability to conduct its operations in a manner consistent with its current plan and existing capital resources or otherwise to obtain additional implanter orders or to secure financing to continue as a going concern, (x) the Company's plan to focus on supplying implanters to wafer manufacturers, (xi) the Company's expectations regarding future orders for i2000 implanters,
(xii) the adequacy of the Company's cash resources for continuing and future operations, and (xiii) the adoption rate of SOI technology. Such statements are neither promises nor guarantees, but rather are subject to risks and uncertainties which could cause actual results to differ materially from those described in the forward-looking statements. Such risks and uncertainties include, but are not limited to, cessation as a going concern due to the depletion of the Company's cash reserves at an unanticipated rate combined with an inability to obtain customer orders or to secure financing, future continued migration to SOI technology and market acceptance of SIMOX, the level of demand for the Company's products, the Company's ability to pursue and maintain further strategic relationships, partnerships and alliances with third parties, the Company's ability to protect its proprietary technology, the potential trends in the semiconductor industry generally, the ease with which an i2000 can be installed and qualified in fabrication facilities, the likelihood that implanters, if ordered, will be qualified and accepted by customers without substantial delay, modification, or cancellation, in whole or in part, the likelihood and timing of revenue recognition on such transactions, the impact of competitive products, technologies and pricing, the impact of rapidly changing technology, the possibility of further asset impairment and resulting charges, equipment capacity and supply constraints or difficulties, the Company's limited history in selling implanters, general economic conditions, and other risks and uncertainties described in the Company's Securities and Exchange Commission filings from time to time, including but not limited to, the Company's Annual Report on Form 10-K for the year ended December 31, 2004. All information set forth in this press release is as of March 13, 2006, and Ibis undertakes no duty to update this information unless required by law.

    CONTACT: Company Contact:
             Ibis Technology Corporation
             William J. Schmidt, 978-777-4247
             or
             IR Agency Contact:
             Bill Monigle Associates
             Bill Monigle, 603-424-1184